-------------------------------------------------------------------------------
                            Hampshire Group, Limited
                             215 Commerce Boulevard
                         Anderson, South Carolina 29625
                                 April 10, 2001


Dear Fellow Stockholders:

     The 2001 Annual Meeting of Stockholders will be held on Thursday, May 17, 2001 at 10:00 o'clock A.M. at The Princeton Club, 15 West Forty-Third Street, New York City. All Stockholders are welcome and encouraged to attend this meeting. An official Notice of Annual Meeting, which includes information about the matters scheduled for consideration at the Meeting, appears on the first page of the Proxy.

     After the formal part of the Meeting, members of management will be making a presentation about significant achievements of the past year, including expanding our product line through the acquisition of Item-Eyes, Inc. and restructuring our manufacturing operations. An opportunity to question the management group, or to comment on matters pertaining to Hampshire Group, Limited, will follow.

     I sincerely hope that you will be able to attend the Annual Meeting, but in any event, please mark and sign your Proxy and return it to the Secretary of the Company. If you attend the meeting in person and wish to change your vote, you may do so at that time.

                                   Sincerely,

                                   /s/ Ludwig Kuttner
                                   -------------------
                                   Ludwig Kuttner
                                   Chairman of the Board,
                                   President and Chief Executive Officer

                            Hampshire Group, Limited
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the Annual Meeting of Stockholders of Hampshire Group, Limited, a Delaware corporation (the "Company"), will be held at 10:00 A.M. on Thursday, May 17, 2001, at The Princeton Club, 15 West Forty-Third Street, New York, New York to consider and act on the following proposals:

1. To elect six Directors to serve until the next Annual Meeting of Stockholders;

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

3. To consider and act upon any other matters which may properly come before the meeting, or any and all adjournments thereof.

     Information regarding the matters to be considered and voted upon at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 6, 2001, as the Record Date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 and Form of Proxy are being mailed together with this Notice.

     Please complete and return to the Company the enclosed Proxy, whether or not you plan to be present at the meeting. If you attend the meeting, you may revoke your Proxy if you choose to cast your vote in person.


                                   By Order of the Board of Directors,

                                   /s/ Charles W. Clayton
                                   ------------------------------------
Anderson, South Carolina           Charles W. Clayton
April 10, 2001                     Secretary

                            HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29625


                                 PROXY STATEMENT

     The accompanying Proxy is solicited on behalf of the Board of Directors of Hampshire Group, Limited (the "Company") for use at the Annual Meeting of Stockholders to be held on May 17, 2001, at 10:00 A.M., at The Princeton Club, 15 West Forty-Third Street, New York, New York, or at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy are being mailed on or about April 18, 2001 to Stockholders of record as of April 6, 2001 (the "Record Date").

     Please complete, date and sign the enclosed Proxy and return to the principal executive office of Hampshire Group, Limited at 215 Commerce Boulevard, Anderson, South Carolina 29625, Attention: Secretary. All expenses incident to the preparation and mailing of, or otherwise making available to the Stockholders the Notice, Proxy Statement and Proxy, are to be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals, and the Company may reimburse them for their expenses in so doing.

     Properly signed and dated Proxies received by the Company's Secretary prior to or at the Annual Meeting will be voted as instructed thereon, or in the absence of such instructions will be voted as follows:

(1) FOR the election as Directors of the Company those six persons designated as nominees;

(2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year 2001.

     Any Stockholder giving the Proxy enclosed with this statement may cast a vote in person by revoking the Proxy at the Annual Meeting. Any Proxy may be revoked by notice in writing to the Secretary at any time prior to the Annual Meeting.

                            OUTSTANDING VOTING STOCK

     As of the Record Date, there were 4,657,098 shares of Common Stock, par value $0.10 per share (the "Common Stock"), eligible to vote at the 2001 Annual Meeting of Stockholders. Holders of Common Stock are entitled to one vote for each share Common Stock held on the Record Date.

Quorum Requirements
-------------------
     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting; but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions will be counted for purposes of determining the existence of a quorum, but broker non-votes will not.

Beneficial Ownership
--------------------
     The following table sets forth certain information regarding the ownership of Common Stock of the Company as of the Record Date by: (a) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (b) each director and named executive officer of the Company designated in the section of the Proxy Statement captioned "Executive Officers of the Registrant"; and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, all persons listed below have: (x) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law; and (y) record and beneficial ownership with respect to their shares of Common Stock of the Company.

                           BENEFICIAL OWNERSHIP TABLE
------------------------------------------------------------------------------
              Stockholder                                   Shares    Percent
------------------------------------------------------------------------------
Ludwig Kuttner - Estouteville, Keene, VA 22946              962,468(1)  20.47%
Beatrice Ost-Kuttner - Estouteville, Keene, VA 22946        916,137(2)  19.67%
Hans W. Schmidig - Bleicherweg 39, CH-8027,
  Zurich, Switzerland                                       481,386     10.34%
Fidelity Low-Price Stock Fund - 82 Devonshire St.,
  Boston, MA 02109                                          411,300      8.83%
Peter W. Woodworth - 702 Main Street, Winona, MN 55987      319,203(3)   6.86%
Heartland Advisors, Inc. - 789 N. Water St.,
  Milwaukee, WI  53202                                      264,600      5.68%
Charles W. Clayton                                          165,715(4)   3.53%
Eugene Warsaw                                               129,279(5)   2.76%
Harvey L. Sperry                                             24,335      *
H. Edward Hurley                                             31,660      *
Joel Goldberg                                                 5,143      *
All directors and executive officers as a group (10)      1,646,342     34.49%
------------------------------------------------------------------------------

(1) (Ludwig Kuttner) Includes 170,018 shares purchased for the account of Mr. Kuttner under the Company's Common Stock Purchase Plan for Directors and Executives (the "Common Stock Purchase Plan"), and 45,385 shares issuable subject to stock options exercisable as of, or within 60 days of the Record Date; but does not include shares held by Mrs. Beatrice Ost-Kuttner or 159,636 shares held by their sons, as to which Mr. Kuttner disclaims beneficial ownership.

(2) (Beatrice Ost-Kuttner) Does not include shares held by Mr. Kuttner or 159,636 shares held by their sons, as to which Mrs. Ost-Kuttner disclaims beneficial ownership.

(3) (Peter W. Woodworth) Does not include 71,652 shares held by his spouse, as to which Mr. Woodworth disclaims beneficial ownership.

(4) (Charles W. Clayton) Includes 58,716 shares of Common Stock purchased for the account of Mr. Clayton under the Common Stock Purchase Plan, 32,138 shares of Common Stock subject to stock options exercisable as of, or within 60 days of the Record Date, and 4,300 shares of Common Stock held by his spouse.

(5) (Eugene Warsaw) Includes 53,511 shares of Common Stock purchased for the account of Mr. Warsaw under the Common Stock Purchase Plan, 19,771 shares of Common Stock subject to stock options exercisable as of, or within 60 days of the Record Date, and 250 shares of Common Stock held by his children.

(*)  Less than 1%.

                                    PROPOSALS

Item 1.   ELECTION OF DIRECTORS

     At the Annual Meeting, six directors for the Company will be elected to serve for the ensuing year and until their successors shall be duly elected and qualified. The Board of Directors of the Company is soliciting Proxies for the election of the persons named below. Should any of these nominees not remain a candidate at the time of the Annual Meeting, Proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.

Nominees
--------
     The six persons listed below have been nominated for election as directors of Hampshire Group, Limited, each currently being a director of the Company.

Ludwig Kuttner             Age 54                           Director since 1977

     Mr. Kuttner was elected Chairman of the Board in 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and 1994 through the present. Previously, he served in various capacities in the textile and real estate industries.

Dr. Joel Goldberg          Age 55                           Director since 1998

     Dr. Goldberg is a licensed Organizational Consultant and has been a human resources consultant for thirty years. He is the founder and President of Career Consultants, Inc., an international human resources consulting firm, and the President of SKA Associates, an employment search firm. Dr. Goldberg serves on the Board of Directors of Phillips-Van Heusen Corporation, Merrimac Industries, Inc., Marcal Paper Company and Modell's Inc.

Michael C. Jackson         Age 61       Director 1986-1996; since March 1, 2001

     Mr. Jackson was a Partner and Managing Director at Lehman Brothers for over 20 years and remains an Advisory Director. He is a general partner and was a founding partner with Housatonic Partners, a private equity investment partnership.

Harvey L. Sperry           Age 71                           Director since 1977

     Mr. Sperry is a retired Partner of the law firm of Willkie Farr & Gallagher. Mr. Sperry serves on the Board of Directors of Hauser, Inc.

Eugene Warsaw               Age 73                          Director since 1994

     Mr. Warsaw has served as President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987.
Previously, he served as President and Chief Executive Officer of the Private Label Sportswear division of Phillips-Van Heusen and President of Sommerset Knitting Mills from 1982 through 1986.

Peter W. Woodworth          Age 54                          Director since 1995

     Mr. Woodworth served as President and Chief Executive Officer of Winona Knitting Mills, a division of Hampshire Designers, Inc. from 1995 through 1999. He was the majority stock- holder and President of The Winona Knitting Mills, Inc. from 1983 until 1995 when it merged into Hampshire Designers, Inc.

     Information about the beneficial ownership of the Company's Common Stock held by each nominee is included in the "Beneficial Ownership Table" on Page 3.


Item 2.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     It is proposed that the Stockholders ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the year ending December 31, 2001. Deloitte and Touche has served as independent accountants since 1999. A Deloitte & Touche representative will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.


Item 3.  MISCELLANEOUS

     The Board of Directors of the Company is not aware of any other matters that may come before the meeting. If any other matters are properly presented to the meeting for action, it is the intention of the persons named as Proxies in the enclosed form of Proxy to vote such Proxies in accordance with the best judgment of a majority of the Proxies on such matters.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of Hampshire Group,  Limited, who are elected by and serve  at the  discretion  of the  Board of  Directors  of the  Company,  are as
follows:
------------------------------------------------------------------------------
          Name                Age                     Position
------------------------------------------------------------------------------
Ludwig Kuttner                54         Chairman of the Board, President and
                                         Chief Executive Officer
------------------------------------------------------------------------------
Eugene Warsaw                 73         President and Chief Executive Officer,
                                         Hampshire Designers, Inc.
------------------------------------------------------------------------------
Charles W. Clayton            63         Secretary and Treasurer
------------------------------------------------------------------------------
William W. Hodge              48         Vice President and
                                         Chief Financial Officer
------------------------------------------------------------------------------
H. Edward Hurley              52         Executive Vice President,
                                         Hampshire Designers, Inc.
------------------------------------------------------------------------------

     Ludwig Kuttner has been Chairman of the Board of Directors of the Company since 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and 1994 through the present. Previously, he served in various capacities in the textile and real estate industries.

     Eugene Warsaw has been President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. Prior to joining the Company, Mr. Warsaw served as President and Chief Executive Officer of the Private Label Sportswear Division of Phillips-Van Heusen and President of Sommerset Knitting Mills from 1982 to 1986.

     Charles W. Clayton has been Secretary and Treasurer of the Company since 1984. He served as Vice President of Finance and Controller from 1978 to 1983 and Chief Financial Officer from 1984 to 2000. Mr. Clayton was employed previously as an audit manager with Price Waterhouse, an international accounting firm.

     William W. Hodge joined the Company on January 1, 2001 as Vice President and Chief Financial Officer. Prior to joining the Company, he served as Vice President and Chief Financial Officer of American Fast Print, Limited, from 1986 to 2000 and previously as an audit manager with Ernst & Young, an international accounting firm.

     H. Edward Hurley has been Executive Vice President of Hampshire Designers, Inc. since 1993. He served as Vice President of Operations and Corporate Controller from 1986 to 1993. Formerly, he served as Controller of the Finishing Division of Springs Industries, Inc.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held six meetings during the year ended December 31, 2000, and each Director attended at least 75% of the aggregate number of meetings of the Board. In addition, each Director attended at least 75% of the total number of meetings held by all committees of the Board on which he served.

     The Company has a Compensation Committee which reviews and recommends to the Board of Directors the cash or other compensation, including any stock options, to be paid to management. The Compensation Committee currently consists of Mr. Sperry and Dr. Goldberg, neither of whom are officers or employees of the Company. The Compensation Committee held four meetings during fiscal year 2000.

     The Company has an Investment Committee which reviews with management all significant investment opportunities. The Investment Committee currently is composed of Messrs. Kuttner, Jackson and Sperry. The Investment Committee held four meetings during fiscal year 2000.

     The Company has an Audit Committee which consults with management regarding selection of the independent public accountants, reviews with management all significant accounting and disclosure matters and reviews the scope and findings of such accountant's examination. The Audit Committee also meets with the independent accountants, without the participation of management, to inquire as to the adequacy of the Company's internal controls and the cooperation of management and company personnel in respect to the accountant's examination. The Audit Committee consists of Dr. Goldberg, Mr. Jackson and Mr. Sperry, who are not officers or employees of the Company. The Audit Committee held twelve meetings during fiscal year 2000.


                            COMPENSATION OF DIRECTORS

     During 2000, Messrs. Sperry and Goldberg received $15,000 each in annual director's fees and $10,000 each as compensation for serving on the Audit
Committee. Mr. Sperry also received $10,000 for serving as a member of the Investment Committee. The executive officers who also serve as directors do not receive director's fees. The Company reimburses the directors for expenses associated with attendance at the Board of Directors' meetings.

                        COMPENSATION COMMITTEE INTERLOCKS

     Dr. Goldberg has served as a member of the Compensation Committee since 1998 and Mr. Sperry joined the Committee in November 2000. Prior to November 2000, Mr. Herbert Elish served as a member of the Committee. Neither Dr. Goldberg, Mr. Sperry nor Mr. Elish is or has been an officer or an employee of the Company


                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     Herbert Elish, Dr. Goldberg, and Mr. Sperry were members of the Board of Directors and the Audit Committee in 2000. Mr. Elish resigned as a Director on November 17, 2000. Mr. Jackson became a Director on March 1, 2001 and was appointed as a member of the Audit Committee. Mr. Sperry, Dr. Goldberg, and Mr. Jackson are not employees of the Company and are independent. The Board of Directors has adopted a charter for the Audit Committee, which is included as Appendix A to this Proxy Statement, which outlines the Audit Committee's responsibilities and how it carries out those responsibilities.

     With respect to the consolidated audited financial statements for the year ended December 31, 2000, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards Number 61 (Communication with Audit Committees), as currently in effect.

     The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees), as currently in effect, and the Committee has discussed with the independent accountants that firm's independence.

     Based upon the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     This report has been provided by the Audit Committee.

                                   AUDIT COMMITTEE

                                   HARVEY L. SPERRY, CHAIRMAN
                                   DR. JOEL GOLDBERG

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining executive compensation.

     Compensation of All Executives.
     ------------------------------
     The Committee believes that, in order to maximize the Company's profitability, it must attract, motivate and retain executives of the highest caliber to cause the Company to achieve such profitability. To this end, the Company provides its executives with competitive salaries and incentives, including equity-based incentives, intended to align the interests of executives with that of the Stockholders.

     Annual Compensation.
     -------------------
     Annual compensation consists of salary and incentive bonuses with emphasis on lower base salary and higher incentive bonuses. Incentive bonuses for executives of Hampshire Designers are provided by a profit incentive plan, whereby approximately 15% of pre-tax profits are allocated to the executives, either in accordance with employment agreements, or by management with the approval of the Committee.

     Incentive bonuses for Company executives, including Mr. Kuttner, are based on goals established by the Committee. A major portion of the incentive bonus is based on the Company achieving profit goals established by the Committee.

     Chief Executive Officer Compensation.
     ------------------------------------
     Mr. Kuttner's compensation is based on his employment agreement with the Company, which provides for an annual salary of $400,000, annual incentive bonus compensation equal to 7% of net after-tax earnings of the Company and an annual deferred compensation payment of $100,000.

     Long-Term  Incentives.  Long-term  incentives  consist  of  grants of stock options and the opportunity for key executives to use a portion of their incentive bonuses to purchase Common Stock of the Company, at a discount, pursuant to the Company's Common Stock Purchase Plan for Directors and
Executives.   Long-term   incentive   awards   are   based  on  the   individual
responsibilities of the executive, Company financial results and financial performance of particular profit centers. Awards of stock options by the Committee are made on a subjective basis after the Committee's evaluation of an executive's performance.

     Policy with Respect to the $1 Million Deduction Limit. Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year paid to or accrued for each of its Chief Executive Officers and four other most highly compensated executive officers. Certain "performance-based" incentives, such as stock options awarded under the Company's 1992 Stock Option Plan, are not subject to the limitation on deductibility. While the Committee considers the limits on deductibility imposed by Section 162(m), the Committee believes that the benefits of having flexibility in awarding cash compensation can sometimes outweigh the lack of deductibility. All compensation earned by the Named Executive Officers for 2000 was fully deductible.

                                      COMPENSATION COMMITTEE

                                      DR. JOEL GOLDBERG, CHAIRMAN
                                      HARVEY L. SPERRY


                              EMPLOYMENT AGREEMENTS

     Mr. Kuttner has an employment agreement with the Company effective January 1, 1998, which provides for an annual salary of $400,000, annual incentive compensation equal to 7% of the net after tax earnings of the Company, and an annual deferred compensation payment of $100,000. The employment agreement may be terminated by the Company or Mr. Kuttner at any time. If the Company terminates the employment agreement without cause, Mr. Kuttner would receive an amount ("severance payment") equal to his average compensation for the five calendar years preceding the year in which the termination occurs multiplied by two. If required, this severance payment is payable in equal 24 monthly installments. Mr. Kuttner would receive an amount equal to the severance payment if he terminates his employment within 180 days after a change of control, which would include a merger where the Company did not survive, a sale by the Company of substantially all of its assets, or the election of a majority of the directors who had not been nominated by the existing board of directors. Mr. Kuttner's spouse is entitled to receive an amount equal to the severance payment if Mr. Kuttner were to die while employed by the Company. The Company carries insurance on the life of Mr. Kuttner to cover such contingency.

     Mr. Warsaw has an employment agreement with Hampshire Designers, Inc. pursuant to which he receives a salary of $350,000 per year, plus an incentive bonus based on the pre-tax income of the sweater division. The employment agreement provides for the payment of deferred compensation of $175,000 per year for five years commencing in the year his employment terminates. This payment would be due only if Mr. Warsaw remains employed by Hampshire Designers through December 31, 2002 and assists in an orderly transition for his successor. The Company and Mr. Warsaw each have the right to terminate the agreement at any time upon twelve months notice.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its three next most highly compensated executive officers (the "Named Executive Officers") for the years 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------
                                                                 Long Term
                                       Annual Compensation      Compensation
                                   ---------------------------- ------------
                                                   Other Annual  Securities
     Name and                      Salary   Bonus  Compensation  Underlying   All Other
 Principal Position         Year    (2)      (2)       (3)        Options    Compensation
-----------------------------------------------------------------------------------------
Ludwig Kuttner              2000  $400,000 $666,260  $26,652         -        $106,800 (4)
 Chairman, President and    1999   400,000  416,418   18,325      50,000       106,400
 Chief Executive Officer    1998   400,000  403,608   17,902         -         106,400
-----------------------------------------------------------------------------------------

Eugene Warsaw               2000   350,000  199,590    2,217         -         243,400 (4)
 President and CEO,         1999   350,000  171,891    1,910         -           3,200
 Hampshire Designers, Inc.  1998   350,000  442,148    4,913      10,000         3,200
-----------------------------------------------------------------------------------------
Charles W.  Clayton (1)     2000   144,000  180,860    9,439       5,000        16,800 (4)
 Vice President, Secretary, 1999   149,500   98,877    6,057      15,000        16,400
 Treasurer                  1998   155,000  153,117    8,524      10,000        13,200
-----------------------------------------------------------------------------------------
H. Edward Hurley            2000   132,500   57,100      634       5,000         3,400 (5)
 Executive Vice President,  1999   117,500   41,254      458         -           3,200
 Hampshire Designers, Inc.  1998   110,000  115,764    1,286      10,000         3,200
-----------------------------------------------------------------------------------------

(1) Effective January 1, 2001, William W. Hodge was appointed Chief Financial Officer replacing Charles W. Clayton who will continue as Secretary and Treasurer of the Company.

(2) The annual salary and incentive bonuses for 2000 included amounts paid into the Company's Common Stock Purchase Plan and Voluntary Deferred Compensation Plan as follows: Kuttner - $139,878, Warsaw - $19,959, Clayton
     - $84,944 and Hurley - $5,210.

(3) The amounts reported represent discounts on stock purchased under the Common Stock Purchase Plan.

(4) Pursuant to the terms of a deferred compensation plan, Kuttner, Warsaw and Clayton were awarded contributions of $100,000, $240,000 and $10,000, respectively. The remaining balance was contributed by the Company for the executive pursuant to the Company's 401(k) Retirement Savings Plan.

(5) Represents amounts contributed by the Company for the executive pursuant to the Company's 401(k) Retirement Savings Plan.

The following table sets forth information regarding grants of stock options made during 2000 to each of the Named Executive Officers.
                        Option Grants in Last Fiscal Year
--------------------------------------------------------------------------------------
                      Number of     Percent of Total
                     Securities (1)  Options Granted   Exercise or  Expira- Grant Date
                      Underlying     to Employees in   Base Price    tion     Present
    Name            Options Granted   Fiscal Year     (Per Share)    Date    Value (2)
--------------------------------------------------------------------------------------
Charles W. Clayton       5,000           2.5%            $8.00     09/10/05   $14,985
--------------------------------------------------------------------------------------
H. Edward Hurley         5,000           2.5%            8.00      09/10/05    14,985
--------------------------------------------------------------------------------------

(1) The options were granted on September 11, 2000, under the Company's 1992 Stock Option Plan at the fair market value on the date of grant and vested on December 31, 2000.

(2) A variant of the Black-Scholes option-pricing model was used to determine the grant date present value. In applying the model, the Company assumed a 5.37% risk-free rate of return, a 0% dividend yield, an average annualized volatility of 50.31% and an expected term from vest of 2.5 years.

The following table sets forth information regarding the exercise of options during 2000 and the number and value of unexercised options held at year-end by each of the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND DECEMBER 31, 2000 OPTION VALUES
-----------------------------------------------------------------------------------
                                       Number of Securities   Value of Unexercised
                   Number of          Underlying Unexercised  In-the-Money Options
                     Shares            Options at 12/31/00        at 12/31/00
                  Acquired on  Value       Exercisable/           Exercisable/
    Name            Exercise  Realized    Unexercisable         Unexercisable (1)
-----------------------------------------------------------------------------------
Ludwig Kuttner      15,476    $10,824     45,385  / 16,667         $ 11,328  / -
Eugene Warsaw       11,023     21,929     19,771  /  5,000          117,252  / -
Charles W. Clayton  10,636     20,057     32,138  /  5,000           28,878  / -
H. Edward Hurley     1,750      1,531     13,500  /  5,000           27,783  / -
-----------------------------------------------------------------------------------

(1) The average of the closing bid and ask price of the Company's Common Stock as reported by the NASDAQ National Market at December 31, 2000 was $7.938.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company leases its Anderson, South Carolina corporate office facilities (10,500 square feet) and distribution center (57,000 square feet) from Commerce Center Associates, Inc. ("Commerce Center"). Ludwig Kuttner, Chief Executive Officer of the Company, and his wife, Beatrice Ost-Kuttner, together own approximately 18% of the voting stock of Commerce Center. The terms of these leases were approved by the Board of Directors of the Company without the participation of Mr. Kuttner. The Board believes, based upon the advice of an independent appraiser, that the leases are fair and reasonable and are at market terms. The aggregate rent paid during 2000 on these two facilities was $232,000.

     During 1999, Hampshire Investments made advances supported by two promissory notes in the aggregate principal amount of $775,000. The issuers defaulted under the notes. On March 30, 2000, Mr. Kuttner, although not obligated to do so, purchased the notes from Hampshire Investments for their aggregate principal amount.

     Mr. Kuttner has guaranteed the subordinated notes issued as part of the purchase price of the assets and business of Item-Eyes, Inc. and also certain debt of Hampshire Investments, Limited with balances as of December 31, 2000 of $2,100,000 and $6,549,000 respectively. For such guarantees, Mr. Kuttner was paid a fee of $24,000 for the year 2000.

     The Company leases certain buildings in Winona, Minnesota, from a director of the Company, Peter Woodworth. The Board believes based upon the advice of an independent appraiser, that the leases are fair and reasonable and are at market terms. The aggregate rent paid for the facilities during 2000 was $164,000.

     Mr. Harvey L. Sperry, a Director of the Company, retired March 31, 2000 from the law firm of Willkie Farr and Gallagher.

     Dr. Joel Goldberg, a Director of the Company, is a principal of Career Consultants, Inc. which has provided organizational consulting services to the Company since 1997 and in such capacity was paid $25,000 in fees during 2000.

     Mr. Jackson, a Director with the Company, is a general partner with Housatonic Partners, a private equity investment partnership. The Company has $1,762,000 invested with the partnership.

     Oliver Kuttner, a son of Mr. Kuttner, is managing certain renovations of the real property owned by the Company in Charlottesville, Virginia. During 2000, the Company paid Mr. Oliver Kuttner $20,000 in fees, and he will receive, as additional consideration, 30% of the net cash flow of the property after the Company has received a 10% preferred return on its investment.

                             INDEPENDENT ACCOUNTANTS

     On October 14, 1999 upon recommendation of the Audit Committee, the Company changed to Deloitte & Touche LLP as its independent accountants from PricewaterhouseCoopers LLP. The action was approved by the Board of Directors of the Company.

     The aggregate fees of Deloitte & Touche LLP for professional services for the audit of our annual consolidated financial statements for 2000 and the review of the consolidated financial statements included on our Report on Form 10-Q for 2000 were $206,100.

     There were no fees billed by Deloitte & Touche LLP to us for financial system design and implementation services during 2000.

     The aggregate fees billed to us for all other services rendered by Deloitte & Touche LLP during 2000 were $131,000. These services included tax services, accounting matters related to the sale of manufacturing facilities, various non-audit related SEC filings, audit of employee benefit plans and accounting research.

     The Audit  Committee  considers  the  provision  of  non-audit  services by
Deloitte  &  Touche  LLP  to  be  compatible  with   maintaining  the  principal
accountant's independence.

     There have been no disagreements between the Company and either independent accountant on any matter of accounting principles or practices or financial statement disclosure during the three fiscal years ended December 31, 2000, 1999 and 1998 and during the subsequent interim period through the date hereof.



                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     The Company assists the directors and executives in filing reports pursuant to Section 16 of the Securities Exchange Act of 1934, including Form 4 monthly transaction reports, for those reporting persons who so requested and who agreed to advise the Company of changes in the ownership of the Company's equity securities. To the best of the Company's knowledge and belief, based solely on the review of reports filed with the Securities and Exchange Commission and upon written representations by directors and certain executives, there were no delinquent Section 16 reports during the fiscal year ended December 31, 2000, except for, Form 3, for William W. Hodge. Mr. Hodge became an officer of the Company on January 1, 2001 and filed his Form 3 on January 24, 2001.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's stock performance, the S&P 500 Composite Index and the S&P Textiles Index, in each case assuming an investment of $100 on December 31, 1995 and the accumulation and the reinvestment of dividends paid thereafter through December 31, 2000. The
Company chose the S&P 500 Composite Index as a measure of the broad equity market and the S&P Textiles Index as a measure of its relative industry performance.

                         [GRAPH APPEARS HERE]
            12/95      12/96       12/97       12/98       12/99       12/00
            -----      -----       -----       -----       -----       -----
HAMP         100        113         156         110          73          65
S&P 500      100        120         158         200         239         214
S&P TEXTILES 100        131         141         120          90         100

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 2002 Annual Meeting must be received by the Company no later than January 31, 2002 to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to that meeting. Such proposals should be addressed to: Hampshire Group, Limited, Attn.: Secretary, 215 Commerce Boulevard, Anderson, SC 29625.


                      INFORMATION AVAILABLE TO STOCKHOLDERS

     The Company's 2000 Annual Report to Stockholders on Form 10-K is being mailed with this Proxy Statement. Additional copies of the 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained by Stockholders, without charge, from the Company, by writing: Hampshire Group, Limited, Attn.: Secretary, 215 Commerce Boulevard, Anderson, SC 29625; or by request at Hampshire's e-mail address: lwest@hamp.com.

     Financial  statements  are also on file with the  Securities  and  Exchange
Commission,   Washington,   DC   20549   and  can  be   obtained   directly   at
http://www.sec.gov/ or may be obtained from the Company's website at http://www.hamp.com.



                                  By order of the Board of Directors,

                                  /s/ Charles W. Clayton
                                  --------------------------------
Anderson, South Carolina          Charles W. Clayton
April 10, 2001                    Secretary

==============================================================================

                  STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE,
                    DATE, SIGN AND RETURN THE ENCLOSED PROXY.
                    YOUR COOPERATION IS GREATLY APPRECIATED.

                                                                 Appendix A
                             AUDIT COMMITTEE CHARTER

     The Audit Committee of the Board of Directors of Hampshire Group, Limited (the "Company") has been established to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the financial reporting process, the system of internal, financial, and administrative controls, and the annual independent audit of the Company's financial statements.

     The Audit Committee's role is one of oversight, and recognizes that management is responsible for preparing the Company's financial statements and that the external auditor is responsible for auditing those financial statements.

     The Audit Committee is empowered to investigate any matter brought to its attention with full access to Company records, personnel, facilities, and outside experts as needed and requested.

MEMBERSHIP
----------

- The Audit Committee will be comprised of at least three directors who are independent and financially literate as required by SEC Release NASDAQ 34-42331.
- At least one member must have significant past employment experience in finance or accounting, relevant professional certification or comparable experience or background with financial oversight responsibilities, such as having been a chief financial officer or chief executive officer.

RESPONSIBILITIES
----------------

The Audit Committee will fulfill its responsibilities to the Board by:

- Ensuring accountability of the external auditor to the Board and Audit Committee by interviewing and recommending to the Board the firm of external auditors to be appointed as independent auditors of the Company, and reviewing their qualifications, scope of work, performance, and professional fees;
-    Approving the external auditor's annual audit plans for the Company;
- Ensuring receipt from the external auditor of a formal written statement delineating all relationships between the auditor and the Company, its directors and management consistent with Independence Standards Board Standard Number 1;

- Discussing any disclosed relationships and their impact on the external auditor's independence, and recommending any actions to the Board necessary to satisfy itself of the auditor's independence;
- Reviewing the results of internal and external audit work performed, the quality and adequacy of internal controls, and focusing on material and significant controls issues resulting from audit activities;
- Follow-up of management's implementation of recommendations made by the external auditors;
-    Reviewing and approving major changes in accounting policies and practices;
- Meeting periodically with management to review the Company's major financial risk exposures;
- Reviewing the annual audited financial statements, and interim financial statements, prior to submission to the Board. This includes review, understanding and approval of significant adjustments, estimates, and accounting policy changes per the Statement on Audit Standards Number 61 (SAS 61);
- Provide an independent, direct communication between the Board and external auditors;
- Oversee legal and regulatory compliance, and compliance with the Company's Business Ethics Policy; and

DISCLOSURES
-----------

The Audit Committee will conform to external disclosure requirements by:

- Certifying to the National Association Security Dealers as required regarding the independence and financial literacy of all Audit Committee members; and
- Preparing for inclusion in the annual proxy statement, per the Securities and Exchange Commission requirements, a statement certifying that the Committee has reviewed and discussed the audited financial statements, and SAS 61 items as described above.

------------------------------------------------------------------------------
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
           HAMPSHIRE GROUP, LIMITED FOR ANNUAL MEETING OF STOCKHOLDERS
------------------------------------------------------------------------------

     The undersigned Stockholder(s) of Hampshire Group, Limited (the "Company"), having received Notice of the Annual Meeting of Stockholders to be held on May 17, 2001 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Ludwig Kuttner and Harvey L. Sperry and each of them, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of Common Stock of the Company, which the undersigned would be entitled to vote at the Annual Meeting, to be held at the Princeton Club, 15 West Forty-Third Street, New York, New York, on May 17, 2001, at 10:00 A.M. and at any and all adjournments thereof, with all power the undersigned would possess if personally present.

Item 1: Election of six  Directors.  Nominees:  01 - Ludwig  Kuttner;  02 - Joel
        Goldberg;   03 - Michael  Jackson; 04 -  Harvey L.  Sperry; 05 - Eugene
        Warsaw; and 06 - Peter W. Woodworth.

  [  ] For all nominees listed above.
  [  ] Withhold authority to vote for all nominees.
  [  ] Withhold authority to vote for any individual nominee
           _______, _______, _______, _______,
           (write numbers of nominee(s) above)
-------------------------------------------------------------------------------

Item 2: To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

  [  ]  For    [  ] Against    [  ] Abstain


     This proxy will be voted as directed; but if no direction is indicated it will be voted FOR the election of the six nominees listed above and FOR the other proposal.

                                   Number of shares: __________

                                   Dated:  _______________, 2001

                                   Signature(s) -------------------------------

                                   --------------------------------------------
                                   Please  sign  exactly as name(s) appear(s)
                                   on the stock certificate. For joint accounts, all co-owners must sign and Executor, Administrators, Trustees, etc. should so indicate when signing.
-------------------------------------------------------------------------------